UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010

CONSOLIDATED CAPITAL PROPERTIES III

(Exact name of Registrant as specified in its charter)

California	0-10273	94-2653686
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties III (the “Registrant”) owns a 99% interest in Concap Village Green Associates, Ltd., a Texas limited partnership (the “Seller”), which owns Village Green Apartments (“Village Green”), a 164-unit apartment complex located in Altamonte Springs, Florida.  On May 24, 2010 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Harbor Group International, LLC, a Delaware limited liability company (the “Purchaser”), to sell Village Green to the Purchaser for a total sales price of $7,750,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $7,750,000 subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit of $50,000 to the escrow agent within two business days of the Effective Date.  On or before one day following the feasibility date of May 26, 2010, the Purchaser is required to deliver to the escrow agent an additional deposit of $200,000.  At closing, subject to the occurrence of the loan assumption, Purchaser will receive a credit against the purchase price in the amount of the mortgage loans and accrued interest. If the Purchaser fails to notify the Seller in writing of its intent to terminate the contract prior to May 26, 2010, the initial deposit will become non-refundable.

CLOSING.  The Purchaser agreed to assume the mortgage loans currently encumbering Village Green at closing. The Purchaser has until July 9, 2010 to obtain approval from the existing lender to assume the property’s mortgage loans. In the event that the Purchaser notifies the Seller on July 9, 2010 that loan assumption approval was not obtained and the Purchaser used its best efforts to obtain the loan assumption approval, the Purchaser will have the right to terminate the Purchase Agreement. The Purchaser has the right to extend the loan assumption approval to July 24, 2010 by delivering written notice to the Seller five business days prior to July 9, 2010.  The Purchaser has the right to two 15 day additional extensions of the loan assumption approval period with additional deposits of $25,000 delivered to the escrow agent with each extension. The expected closing date of the transaction is the earlier of 20 days after receiving the loan assumption approval and July 28, 2010. The Seller has the right to extend the closing by 15 days with each extension of the loan assumption approval date up to September 13, 2010. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller will pay the base premium with respect to the title policy, the cost of recording any instruments required to discharge any liens or encumbrances against Village Green, one-half of the customary closing costs of the escrow agent and one-half of the transfer taxes. The Purchaser will pay sales, use, gross receipts or similar taxes, costs relating to procurement of any requested endorsements to the title policy, survey costs, costs to record the deed, one-half of the customary closing costs of the escrow agent and one-half of the transfer taxes.

REPRESENTATIONS AND WARRANTIES.  The Seller and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Village Green by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Seller. The Seller must maintain in full force and effect until the closing date all existing insurance coverage on Village Green.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Seller.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Seller, and neither party will be obligated to proceed with the purchase and sale.  The Seller expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Seller, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii) subject to certain conditions, seeking specific performance of the Seller’s obligation to deliver the deed pursuant to the Purchase Agreement.

On May 26, 2010, the Purchaser delivered written notice of its election to terminate the Purchase Contract.  Pursuant to its terms, the Purchase Contract was terminated.

Also, on May 26, 2010, the Seller and the Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”), pursuant to which the termination of the Purchase Contract was rescinded and the feasibility date was extended from May 26, 2010 to June 4, 2010.

The summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.62       Purchase and Sale Contract between Concap Village Green Associates, Ltd., a Texas limited partnership and Harbor Group International, LLC, a Delaware limited liability company, dated May 24, 2010.*

10.63       First Amendment to Purchase and Sale Contract between Concap Village Green Associates, Ltd., a Texas limited partnership and Harbor Group International, LLC, a Delaware limited liability company, dated May 26, 2010.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES III

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 28, 2010